   As filed with the Securities and Exchange Commission on December 10, 1996.

                                                       Registration No. 33-51446
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                        TO
                               FORM S-1 ON FORM S-3

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                              NEOPROBE CORPORATION
                 (Name of Small Business Issuer in Its Charter)

              DELAWARE                                  3841                              31-1080091
     (State or Jurisdiction of             (Primary Standard Industrial               (I.R.S. Employer
Incorporation or Other Organization)         Classification Code Number)            Identification Number)

                             425 Metro Place North
                            Dublin, Ohio 43017-1367
                                 (614) 793-7500

          (Address and Telephone Number of Principal Executive Offices)

                               Mr. David C. Bupp
                              Neoprobe Corporation
                             425 Metro Place North
                            Dublin, Ohio 43017-1367
                                 (614) 793-7500

            (Name, Address and Telephone Number of Agent for Service)

                                   ----------

                                with a copy to:

                            Robert S. Schwartz, Esq.
                           Schwartz, Warren & Ramirez
                          A Limited Liability Company
                              41 South High Street
                           Columbus, Ohio 43218-2338
                                 (614) 222-3050


================================================================================

         The Company hereby removes from registration 12,750 shares of Common Stock included in this registration statement or in registration number 33-72658 for issuance upon exercise of Class E Common Stock Purchase Warrants of the Company, which Warrants to purchase shares were not exercised prior to their expiration on November 12, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 5, 1996.

                                   NEOPROBE CORPORATION


                                   By /s/ DAVID C. BUPP
                                   ----------------------------------------
                                      David C. Bupp
                                      President and Chief Operating Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed on December 5, 1996, by the following persons in the capacities stated.

       SIGNATURES                                             CAPACITY
       ----------                                             --------
John L. Ridihalgh*
---------------------------------                    Director, Chairman of the
         John L. Ridihalgh                             Board, Chief Executive Officer

                                                       (principal executive officer)

/s/ DAVID C. BUPP
---------------------------------                    Director, President, Chief
         David C. Bupp                                 Operating Officer


John Schroepfer*
---------------------------------                    Vice President, Finance and
         John Schroepfer                               Administration (principal financial
                                                       and accounting officer)

Zwi Vromen*
---------------------------------                    Director
         Zwi Vromen


Jerry K. Mueller, Jr.*
---------------------------------                    Director
         Jerry K. Mueller, Jr.


James Zid*
---------------------------------                    Director
         James Zid


Julius R. Krevans*
---------------------------------                    Director
         Julius R. Krevans


Michael P. Moore*
---------------------------------                    Director
         Michael P. Moore


J. Frank Whitley, Jr.*
---------------------------------                    Director
         J. Frank Whitley, Jr.


---------------------------------                    Director
         C. Michael Hazard


*By: /s/ DAVID C. BUPP
     ----------------------------
         David C. Bupp
         Attorney-in-Fact
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